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                                                            Exhibit 15



April 28, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We are aware that United Technologies Corporation has included our report dated April 22, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statements on Form S-3 (Nos. 333-26331, 33-46916, 33-40163, 33-34320, 33-31514,
33-29687, and 33-6452) and in the Registration Statements on Form S-8 (Nos. 333-21853, 333-18743, 333-21851, 33-57769, 33-45440, 33-11255, 33-26580, 33-26627,
33-28974, 33-51385, 33-58937 and 2-87322).  We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP